As filed with the Securities and Exchange Commission on January 22, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bryn Mawr Bank Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2434506
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010

(Address, Including Zip Code of Registrant’s Principal Executive Offices)

Options to Purchase Common Stock Under Continental Bank Holdings, Inc. Amended and Restated 2005 Stock Incentive Plan

As Assumed by Bryn Mawr Bank Corporation

(Full Title of the Plan)

Geoffrey L. Halberstadt

Corporate Secretary

801 Lancaster Avenue

Bryn Mawr, PA 19010

(610) 581-4873

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher S. Connell, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 Telephone: (215) 564-8000 Facsimile: (215) 564-8120	Thomas L. Hanley, Esq. Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone: (202) 822-9611 Facsimile: (202) 822-0140

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $1.00 per share	107,309	$17.85	$1,915,465.65	$222.58

(1)	This Registration Statement relates to 107,309 shares of common stock, par value $1.00 per share, of Bryn Mawr Bank Corporation (“Registrant”) that may be issued pursuant to outstanding options previously granted by Continental Bank Holdings, Inc. (“CBH”) and which were assumed by the Registrant in connection with the merger of CBH with and into the Registrant.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of common stock as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price of outstanding options registered hereby.

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $1.00 per share (“Common Stock”), of Bryn Mawr Bank Corporation (“Registrant”) that may be issued and sold upon the exercise of options issued under the Amended and Restated 2005 Stock Incentive Plan (the “Plan”) of Continental Bank Holdings, Inc. (“CBH”). The options were assumed by the Registrant upon the closing of the merger of CBH with and into the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The Registrant will send or give documents containing the information specified by Part I of this Registration Statement to the individuals that received the options to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

This Registration Statement incorporates by reference the documents listed below that we previously have filed with the SEC.

1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

2.	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended (a) March 31, 2014, filed with the SEC on May 9, 2014, (b) June 30, 2014, filed August 8, 2014 and (c) September 30, 2014, filed November 7, 2014;

3.	the Registrant’s Current Reports on Form 8-K filed with the SEC on each of April 25, 2014, May 1, 2014, May 5, 2014, May 7, 2014, June 10, 2014, June 27, 2014, July 24, 2014, July 25, 2014, August 22, 2014, September 17, 2014, September 25, 2014, October 3, 2014, October 23, 2014, October 27, 2014, November 7, 2014 and January 5, 2015 (in each case, except to the extent any portion of any such Current Report on Form 8-K is furnished but not filed); and

4.	The description of the Registrant’s Common Stock contained in the Form 8-A Registration Statement filed with the SEC on December 18, 1986 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except that unless otherwise expressly incorporated into this Registration Statement, any Current Report on Form 8-K or any portion of any Current Report on Form 8-K that is furnished but not filed shall not be incorporated by reference herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Bruce G. Leto, the brother of the Registrant’s President, Chief Executive Officer and Director, Francis J. Leto, is a partner of and on the board of directors of the law firm Stradley Ronon Stevens & Young, LLP. The firm provides legal services to the Registrant and its subsidiaries for which the firm received $599,797 in fees during 2014. Bruce Leto’s indirect interest in these fees was $29,187, computed without regard to the amount of profit or loss.

Item 6.	Indemnification of Directors and Officers

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PBCL”), the Registrant has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the Registrant and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Registrant if the person entitled to indemnification shall have been adjudged to be liable to the Registrant unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PBCL, the Registrant has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant’s amended and restated articles of incorporation and amended and restated bylaws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Registrant’s amended and restated bylaws also eliminate, to the full extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. Liability insurance covering certain liabilities that may be incurred by the Registrant’s and the Bank’s directors and officers in connection with the performance of their duties has been purchased by the Bank.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed herewith or are incorporated herein by reference to other filings.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the SEC on November 21, 2007

4.2	Amended and Restated By-Laws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the SEC on November 21, 2007

4.3	Continental Bank Holdings, Inc. Amended and Restated 2005 Stock Incentive Plan, filed herewith

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith

23.1	Consent of KPMG LLP, filed herewith

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on January 22, 2015.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Francis J. Leto President and Chief Executive Officer

POWER OF ATTORNEY

By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Bryn Mawr Bank Corporation, does hereby appoint Francis J. Leto and J. Duncan Smith, and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of Bryn Mawr Bank Corporation, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them and their substitutes lawfully done or caused to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis J. Leto Francis J. Leto	President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2015

/s/ J. Duncan Smith J. Duncan Smith	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2015

/s/ Britton H. Murdoch Britton H. Murdoch	Chairman of the Board of Directors	January 22, 2015

/s/ Michael J. Clement Michael J. Clement	Director	January 22, 2015

Andrea F. Gilbert	Director	January 22, 2015

/s/ Donald S. Guthrie Donald S. Guthrie	Director	January 22, 2015

/s/ Wendell F. Holland Wendell F. Holland	Director	January 22, 2015

/s/ Scott M. Jenkins Scott M. Jenkins	Director	January 22, 2015

/s/ Jerry L. Johnson Jerry L. Johnson	Director	January 22, 2015

/s/ David E. Lees David E. Lees	Director	January 22, 2015

/s/ A. John May III A. John May III	Director	January 22, 2015

/s/ Lynn B. McKee Lynn B. McKee	Director	January 22, 2015

/s/ Frederick C. Peters II Frederick C. Peters II	Director	January 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.2	Amended and Restated By-Laws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Corporation’s Form 8-K filed with the SEC on November 21, 2007

4.3	Continental Bank Holdings, Inc. Amended and Restated 2005 Stock Incentive Plan, filed herewith

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith

23.1	Consent of KPMG LLP, filed herewith

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)